                                                     Registration No. 333-______
                                                     Filed May 12, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


     Banknorth Group, Inc. (formerly Peoples Heritage Financial Group, Inc.)
--------------------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)

        Maine                                             01-0437984
------------------------                       ---------------------------------
(State of incorporation)                       (IRS Employer Identification No.)


                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


          Amended and Restated 1995 Stock Option Plan for Non-employee
          Directors; Options to purchase Common Stock of the Registrant issued by the Registrant pursuant to an
       Agreement and Plan of Merger, dated as of June 1, 1999, as amended, between the Registrant and Banknorth Group, Inc. ("Old
                Banknorth")(the "Agreement"), upon conversion of
          outstanding options to purchase Common Stock of Old Banknorth issued by Old Banknorth under its 1997 Equity Compensation Plan, its Comprehensive Long-Term Executive Incentive Plan, the
    Amended and Restated 1995 Stock Incentive Plan of Evergreen Bancorp, Inc. ("Evergreen") and the 1995 Directors Stock Option Plan of Evergreen; and the
       Amended and Restated 1994 Deferred Compensation Plan for Directors
             and Selected Executives of Old Banknorth adopted by the
                      Registrant pursuant to the Agreement
--------------------------------------------------------------------------------
                           (Full Titles of the Plans)

William J. Ryan                            Copies to:
Chairman, President and                    Gerard L. Hawkins, Esq.
  Chief Executive Officer                  Elias, Matz, Tiernan & Herrick L.L.P.
Banknorth Group, Inc.                      734 15th Street, N.W.
P.O. Box 9540                              Washington, D.C.  20005
One Portland Square                       (202) 347-0300
Portland, Maine 04112-9540
(207) 761-8500
--------------------------------------
(Name, address and telephone number of
agent for service)


                     Index to Exhibits is located on page 6

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
       Title of
      Securities                 Amount           Proposed Maximum         Proposed Maximum
         to be                    to be            Offering Price              Aggregate             Amount of
      Registered            Registered(1)(2)          Per Share             Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,                530,000(3)               $13.469(6)             $7,138,570(6)        $ 1,884.58
 par value $.01


Common Stock,              2,392,850(4)                12.796(7)             30,618,908(7)          8,083.39
par value $.01

Common Stock,                 20,000(5)                13.469(6)                269,380(6)             71.12
par value $.01

      Total                2,942,850                                        $38,026,858           $10,039.09
                           =========                                        ===========           ==========

------------------------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of Banknorth Group, Inc., a Maine corporation formerly known as Peoples Heritage Financial Group, Inc. (the "Company" or "Registrant"), registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Preferred stock purchase rights will be distributed without charge with respect to each share of Common Stock of the Company registered hereby.

(3) Represents the additional shares of Common Stock of the Company reserved for issuance pursuant to the Company's Amended and Restated 1995 Stock Option Plan for Non-employee Directors ("1995 Plan") pursuant to an amendment to the 1995 Plan adopted in February 2000 and approved by stockholders of the Company at the 2000 Annual Meeting of Stockholders.

(4) Represents the number of shares of Common Stock of the Company reserved for issuance as a result of the conversion of options to purchase common stock of Banknorth Group, Inc., a Delaware Corporation ("Old Banknorth"), into options to purchase Common Stock of the Company pursuant to an Agreement and Plan of Merger, dated as of June 1, 1999, as amended, between the Company and Old Banknorth (the "Agreement").

(5) Represents the number of shares of Common Stock of the Company reserved for issuance pursuant to the Old Banknorth Amended and Restated 1994 Deferred Compensation Plan for Directors and Selected Executives (the "Deferred Compensation Plan") adopted by the Company pursuant to the Agreement. In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, as amended ("Securities Act"), also includes an indeterminate amount of interests to be offered or sold pursuant to the Deferred Compensation Plan.

(6) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales prices of the Common Stock on May 8, 2000 as reported by the Nasdaq Stock Market.

(7) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.
                           --------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                 (b)    All reports filed by the Company pursuant to Section 13
         (a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

                 (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

                 (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

         Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM. 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated ss.719.

         Article VI of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.          EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    NO.         EXHIBIT                                                            PAGE
    ---         -------                                                            ----

    4           Common Stock Certificate                                           (1)

    5           Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                 as to the legality of the securities                              E-1

    23.1        Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                 (contained in the opinion included as Exhibit 5)                  --

    23.2        Consent of KPMG LLP                                                E-3

    24          Power of attorney for any subsequent amendments
                 (located in the signature pages of this
                 Registration Statement).                                          -

    99.1        Amended and Restated 1995 Stock Option Plan for                    E-4
                Non-employee Directors

    99.2        Banknorth Group, Inc. 1997 Equity Compensation Plan                (2)

    99.3        Banknorth Group, Inc. Comprehensive Long-Term
                Executive Incentive Plan                                           (3)

    99.4        Amended and Restated 1995 Stock Incentive Plan
                of Evergreen Bancorp, Inc.                                         (4)

    99.5        1995 Directors Stock Option Plan of Evergreen Bancorp, Inc.        (5)

    99.6        Amendment No. 1 to 1995 Directors Stock Option Plan of
                Evergreen Bancorp, Inc.                                            (4)

    99.7        Banknorth Group, Inc. Amended and Restated 1994 Deferred
                Compensation Plan for Directors and Selected Executives            (6)

------------------------
    (1) Incorporated by reference from the Company's Registration Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

    (2) Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80273) filed by Banknorth Group, Inc. with the Commission on December 11, 1995, as amended.

    (3) Incorporated by reference from the Registration Statement on Form S-8 (File No. 333-38349) filed by Banknorth Group, Inc., with the Commission on October 21, 1997.

    (4) Incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 1997 filed by Evergreen Bancorp, Inc. (File No. 0-10275) with the Commission on March 31, 1998.

    (5) Incorporated by reference from the Registration Statement on Form S-8 (File No. 333-50115) filed by Evergreen Bancorp, Inc. with the Commission on April 15, 1998.

    (6) Incorporated by reference from the Registration Statement on Form S-8 (File No. 333-38353) filed by Banknorth Group, Inc. with the Commission on October 21, 1997.


ITEM 9.                UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 11th day of May 2000.

                                  BANKNORTH GROUP, INC.


                                  By: /s/ William J. Ryan
                                      ------------------------------------------
                                      William J. Ryan, Chairman, President
                                      and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

/s/ Thomas J. Amidon                                          May 5, 2000
-----------------------------------
Thomas J. Amidon
Director

/s/ Gary G. Bahre                                             May 5, 2000
----------------------------------
Gary G. Bahre
Director

/s/ P. Kevin Condron                                          May 11, 2000
----------------------------------
P. Kevin Condron
Director

/s/ Susan C. Crampton                                         May 8, 2000
----------------------------------
Susan C. Crampton
Director

/s/ George W. Dougan                                          May 11, 2000
----------------------------------
George W. Dougan
Director

/s/ Katherine M. Greenleaf                                    May 5, 2000
----------------------------------
Katherine M. Greenleaf
Director

/s/ Luther F. Hackett                                         May 11, 2000
----------------------------------
Luther F. Hackett
Director

/s/ Douglas S. Hatfield                                       May 5, 2000
----------------------------------
Douglas S. Hatfield
Director

/s/ David D. Hindle                                           May 8, 2000
----------------------------------
David D. Hindle
Director

/s/ Dana S. Levensen                                          May 11, 2000
----------------------------------
Dana S. Levensen
Director

/s/ Philip A. Mason                                           May 9, 2000
----------------------------------
Philip A. Mason
Director

/s/ John M. Naughton                                          May 5, 2000
----------------------------------
John M. Naughton
Director

/s/ Malcolm W. Philbrook, Jr.                                 May 5, 2000
----------------------------------
Malcolm W. Philbrook, Jr.
Director

----------------------------------
Angelo P. Pizzagalli
Director

/s/ Pamela Plumb                                              May 11, 2000
----------------------------------
Pamela Plumb
Director

/s/ Seth A. Resnicoff                                         May 8, 2000
----------------------------------
Seth A. Resnicoff
Director

/s/ William J. Ryan                                           May 11, 2000
----------------------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)

/s/ Curtis M. Scribner                                        May 8, 2000
----------------------------------
Curtis M. Scribner
Director

/s/ Paul R. Shea                                              May 11, 2000
----------------------------------
Paul R. Shea
Director

/s/John E. Veasey                                             May 11, 2000
----------------------------------
John E. Veasey
Director

/s/ Peter J. Verrill                                          May 11, 2000
----------------------------------
Peter J. Verrill
Executive Vice President, Chief
  Financial Officer and Treasurer
 (principal financial and accounting officer)


/s/ Patrick E. Welch                                          May 11, 2000
----------------------------------
Patrick E. Welch
Director